SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [ ]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                           TITAN PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                           TITAN PHARMACEUTICALS, INC.

                           400 Oyster Point Boulevard
                                    Suite 505
                      South San Francisco, California 94080

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held August 14, 2003

                              ---------------------

To the Stockholders of
Titan Pharmaceuticals, Inc.

     Notice is hereby given that the Annual Meeting of the Stockholders of Titan Pharmaceuticals, Inc. (the "Company") will be held on August 14, 2003 at 9:00 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purposes:

     1.   To elect a board of nine directors;

     2. To approve the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003; and

     3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on July 7, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company's offices during the ten-day period preceding the meeting.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.


                                        By Order of the Board of Directors,


                                        /s/ Louis R. Bucalo, M.D.
                                        ---------------------------------------
                                        Louis R. Bucalo, M.D.
                                        Chairman, President and Chief Executive
                                        Officer

Dated: July 14, 2003

                           TITAN PHARMACEUTICALS, INC.

                           400 Oyster Point Boulevard
                                    Suite 505
                      South San Francisco, California 94080

                              ---------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the "Company" or "Titan") for the Annual Meeting of Stockholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on August 14, 2003, at 9:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's Stockholders is July 14, 2003.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                VOTING SECURITIES

     Only holders of shares of common stock, $.001 par value per share (the "Shares") of record at the close of business on July 7, 2003 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 27,647,873 Shares. For purposes of voting at the meeting, each Share is entitled to one vote upon each matter to be acted upon at the meeting. A majority in interest of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Shares so represented is necessary to elect the nominees as directors and the affirmative vote of a majority of the Shares so represented, excluding broker non-votes, is necessary to ratify the appointment of Ernst & Young LLP, independent certified public accountants, as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of July 7, 2003, certain information concerning the beneficial ownership of the Shares by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Shares; (ii) each director and each nominee for director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.

                                                                   Shares Beneficially     Percent of Shares
                                                                        Owned (2)          Beneficially Owned
Name and Address of Beneficial Owner (1)                           -------------------     ------------------
   Louis R. Bucalo, M.D. ......................................         1,864,152(3)               6.7%
   Ernst-Gunter Afting, M.D., Ph.D. ...........................            48,000(4)                 *
   Richard C. Allen, Ph.D. ....................................           521,488(5)               1.9%
   Victor J. Bauer, Ph.D. .....................................           207,934(6)                 *
   Sunil Bhonsle ..............................................           799,047(7)               2.9%
   Eurelio M. Cavalier ........................................            95,000(8)                 *
   Robert E. Farrell, J.D. ....................................           296,081(9)               1.1%
   Michael K. Hsu .............................................            97,667(10)                *
   Hubert Huckel, M.D. ........................................           169,900(11)                *
   M. David MacFarlane, Ph.D. .................................            23,750(12)                *
   Ley S. Smith ...............................................            70,000(13)                *
   Frank H. Valone, M.D. ......................................            69,728(14)                *
   Konrad M. Weis, Ph.D. ......................................           125,074(15)                *
   Kevin Douglas and The Douglas Family Trust .................         1,876,550(16)              6.8%
    1101 Fifth Avenue, Suite 360
    San Rafael, CA 94901
   Lotsoff Capital Management .................................         1,999,465(16)              7.2%
    20 North Clark Street, 34th Floor
    Chicago, IL 60602
   All executive officers and directors as a group (13) persons         4,387,821                 15.9%

------------

*    Less than one percent.

(1) Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2) In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of common stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)  Includes 1,513,921 shares issuable upon exercise of outstanding options.

(4)  Includes 48,000 shares issuable upon exercise of outstanding options.

(5)  Includes 516,723 shares issuable upon exercise of outstanding options.

(6)  Includes 194,290 shares issuable upon exercise of outstanding options.

(7) Includes (i) 621,153 shares issuable upon exercise of outstanding options, and (ii) 100,000 shares owned by the Bhonsle Family Trust which were sold pursuant to a variable forward sale on June 4, 2001, of which Mr. Bhonsle retains voting power.

(8)  Includes 65,000 shares issuable upon exercise of outstanding options.

(9) Includes 248,301 shares issuable upon exercise of outstanding options.

(10) Includes 45,000 shares issuable upon exercise of outstanding options.

(11) Includes (i) 80,500 shares issuable upon exercise of outstanding options,
     (ii) 49,900 shares held by a family partnership for which Dr. Huckel serves as general partner, and (iii) 3,000 shares held by his wife.

(12) Includes 13,750 shares issuable upon exercise of outstanding options.

(13) Includes 60,000 shares issuable upon exercise of outstanding options.

(14) Includes 59,728 shares issuable upon exercise of outstanding options.

(15) Includes 94,617 shares issuable upon exercise of outstanding options.

(16) The given information is derived from a Schedule 13G filed by the named holder in February 2003.

                              EXECUTIVE OFFICERS

     The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations or brief employment history.

Name                                     Age                            Office
----                                     ---                            ------
   Louis R. Bucalo, M.D. ............   44      Chairman, President and Chief Executive Officer
   Sunil Bhonsle ....................   53      Executive Vice President and Chief Operating Officer
   Richard C. Allen, Ph.D. ..........   60      Executive Vice President, Cell Therapy
   Robert E. Farrell, J.D. ..........   53      Executive Vice President and Chief Financial Officer
   Frank H. Valone, M.D. ............   54      Executive Vice President, Clinical Development and
                                                  Regulatory Affairs

     Louis R. Bucalo, M.D. is a founder of the Company and has served as the President and Chief Executive Officer since January 1993. Dr. Bucalo has served as a director of Titan since March 1993 and was elected Chairman of the Board of Directors in January 2000. From July 1990 to April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc., a biotechnology company. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.

     Sunil Bhonsle has served as the Executive Vice President and Chief Operating Officer since September 1995. Mr. Bhonsle served in various positions, including Vice President and General Manager-Plasma Supply and Manager-Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

     Richard C. Allen, Ph.D. has served as the Executive Vice President, Cell Therapy, since August 1995. From January 1995 until it was merged into the Company in March 1999, he also served as President and Chief Executive Officer of Theracell, Inc. From June 1991 until December 1994, Dr. Allen was Vice President and General Manager of the Neuroscience Strategic Business Unit of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Allen holds a Ph.D. in medicinal chemistry and a B.S. in pharmacy from the Medical College of Virginia.

     Robert E. Farrell, J.D. has served as the Executive Vice President and Chief Financial Officer since September 1996. Mr. Farrell was employed by Fresenius USA, Inc. from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President. Mr. Farrell holds a B.A. from the University of Notre Dame and a J.D. from Hastings College of Law, University of California.

     Frank H. Valone, M.D. has served as the Executive Vice President of Clinical Development and Regulatory Affairs since March 2002. From 1994 to 2002, Dr. Valone was the Chief Medical Officer at Dendreon Corporation, Seattle, WA. From 1991 to 1996, Dr. Valone held various positions at the Dartmouth- Hitchcock Medical Center and Norris Cotton Cancer Center including Professor of Medicine. From 1982 to 1991, Dr. Valone held faculty positions at the University of California, San Francisco, including Associate Professor of Medicine. Dr. Valone received a B.A. from Hamilton College and an M.D. from Harvard Medical School. His post-doctoral training was at the Brigham and Womens Hospital in Internal Medicine, Allergy and Rheumatology and at the Dana-Farber Cancer Center in Medical Oncology.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the meeting, nine directors will be elected by the Stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the nine persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

     The following sets forth the names and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or brief employment history and the period during which each has served as a director of the Company.

Name                                           Age   Director Since
----                                           ---   --------------
   Louis R. Bucalo, M.D. (1) ................. 44    March 1993
   Ernst-Gunter Afting, M.D., Ph.D. .......... 60    May 1996
   Victor J. Bauer, Ph.D. .................... 68    November 1997
   Eurelio M. Cavalier (1)(3) ................ 70    September 1998
   Michael K. Hsu (2) ........................ 54    March 1993
   Hubert E. Huckel, M.D. (1)(2)(3) .......... 72    October 1995
   M. David MacFarlane, Ph.D. ................ 62    May 2002
   Ley S. Smith (1)(2) ....................... 68    July 2000
   Konrad M. Weis, Ph.D. (1)(3) .............. 74    March 1993

------------

(1)  Member of Executive Committee

(2)  Member of Audit Committee

(3)  Member of Compensation Committee

     Louis R. Bucalo, M.D., see biographical information set forth above under "Executive Officers."

     Ernst-Gunter Afting, M.D., Ph.D., has served on the Board of Directors since May 1996. He has served as the President of the GSF-National Center for Environment and Health, a government research center in Germany, since 1995. From 1984 until 1995, Dr. Afting was employed in various capacities by the Hoechst Group, serving as Divisional Head of the Pharmaceuticals Division of the Hoechst Group from 1991 to 1993 and as President and Chief Executive Officer of Roussel Uclaf (a majority stockholder of Hoechst AG) in Paris from 1993 until 1995. He currently serves on the Board of Directors of Sequenom, Inc.

     Victor J. Bauer, Ph.D., has served on the Board of Directors since November 1997. He joined Titan in February 1997 and served as the Company's Executive Director of Corporate Development until his retirement in March 2003. From April 1996 until its merger into Titan, Dr. Bauer also served as a director and Chairman of Theracell. From December 1992 until February 1997, Dr. Bauer was a self-employed consultant to companies in the pharmaceutical and biotechnology industries. Prior to that time, Dr. Bauer was with Hoechst-Roussel Pharmaceuticals Inc., where he served as President from 1988 through 1992.

     Eurelio M. Cavalier has served on the Board of Directors since September 1998. He was employed in various capacities by Eli Lilly & Co. from 1958 until his retirement in 1994, serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993. Mr. Cavalier currently serves on the Board of Directors of ProSolv, Inc.

     Michael K. Hsu has served on the Board of Directors since March 1993. He is currently a General Partner of EndPoint Merchant Group, a merchant bank specializing in making investments into the healthcare and life science industries. Mr. Hsu served as Director -- Corporate Finance of National Securities Corp. from November 1995 through April 1998, and from November 1994 through October 1995 served with Coleman & Company Securities in the same capacity. Mr. Hsu previously held various executive positions with Steinberg and Lyman Health Care Company, Ventana Venture Growth Fund and Asian Pacific Venture Group (Thailand).

     Hubert E. Huckel, M.D., has served on the Board of Directors since October 1995. He served in various positions with The Hoechst Group from 1964 until his retirement in December 1992. At the time of his retirement, Dr. Huckel was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Thermogenesis, Corp. and Amarin Pharmaceuticals, plc and is a member of their compensation committees.

     M. David MacFarlane, Ph.D., has served on the Board of Directors since May 2002. From 1989 until his retirement in August 1999, Dr. MacFarlane served as Vice President and Responsible Head of Regulatory Affairs of Genentech Inc. Prior to joining Genentech Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs.

     Ley S. Smith has served on the Board of Directors since July 2000. He served in various positions with The Upjohn Company and Pharmacia & Upjohn from 1958 until his retirement in November 1997. From 1991 to 1993 he served as Vice Chairman of the Board of The Upjohn Company, and from 1993 to 1995 he was President and Chief Operating Officer of The Upjohn Company. At the time of his retirement, Mr. Smith was Executive Vice President of Pharmacia & Upjohn, and President of Pharmacia & Upjohn's U.S. Pharma Product Center. He currently serves on the Board of Directors of M.D.S. Proteomics Inc.

     Konrad M. Weis, Ph.D., has served on the Board of Directors since March 1993. He is the former President, Chief Executive Officer and Honorary Chairman of Bayer Corporation. Dr. Weis serves as a director of PNC Equity Management Company, Michael Baker Corporation, Visible Genetics, Inc. and Demegen, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Director Compensation

     Directors are entitled to receive a fee for each meeting attended and stock options pursuant to our stockholder-approved stock option plans. During 2002, each director serving on the Board received a biennial option grant to purchase 15,000 shares of our common stock at an exercise price of $1.71. In addition, each director serving on a committee of the Board received an annual option grant per committee membership to purchase 5,000 shares of our common stock at an exercise price of $1.71. Upon being elected director in May 2002, Dr. M. David MacFarlane received an option grant to purchase 10,000 shares of our common stock at an exercise price of $5.77. In addition to having their out-of-pocket expenses reimbursed, non-employee directors received $2,500 for each Board of Directors meeting attended in 2002. Directors are not precluded from serving for us in any other capacity and receiving compensation therefore.

     We are a party to a consulting agreement with Dr. Ernst-Gunter Afting pursuant to which he receives fees of $7,000 annually.

Board Committees

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee.

     The Executive Committee exercises all the power and authority of the Board of Directors in the management of the Company between Board meetings, to the extent permitted by law. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees and administers our stock option plans. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

     The Board of Directors met six times during the last fiscal year and also took action by unanimous written consent. The Executive Committee met twice and also took action by unanimous written consent, the Compensation Committee met one time and also took action by unanimous written consent, and the Audit Committee met five times and also took action by unanimous written consent. Each of our current directors attended at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) meetings of any Committees of the Board on which such person served which were held during the time such person served.

Audit Committee Report

     The Audit Committee operates pursuant to its adopted charter. Members of the Audit Committee are independent, within the meaning of Section 121(A) of the American Stock Exchange Listing Standards, Policies and Requirements.

     The Audit Committee oversees the Company's financial control and reporting processes on behalf of the Board of Directors. Management is responsible for the financial reporting process including the systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. The independent auditors are responsible for planning and performing an audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States, and expressing an opinion on those financial statements based on their audit.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 with management and the independent auditors, including a discussion of the adoption of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and those matters required to be discussed under SAS 61. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors as required by Independence Standards Board No. 1, and has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No. 1.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

Michael K. Hsu, Audit Committee Chair
Hubert E. Huckel, Audit Committee Member
Ley S. Smith, Audit Committee Member

July 7, 2003

     The material in the above Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                            EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 2002 (collectively, the named executive officers) for services during the fiscal years ended December 31, 2002, 2001 and 2000:

                          Summary Compensation Table

                                                     Salary                          Other
Name and Principal Position         Year     Annual Compensation       Bonus      Compensation
---------------------------         ----     -------------------       -----      ------------
Louis R. Bucalo, M.D. ...........   2002            $339,896              --
President and Chief                 2001            $320,252         $67,005
Executive Officer                   2000            $261,891              --

Sunil Bhonsle ...................   2002            $259,167              --
Executive Vice President and        2001            $246,366         $41,280
Chief Operating Officer             2000            $202,842              --

Richard C. Allen, Ph.D. .........   2002            $226,821              --
Executive Vice President,           2001            $217,766         $36,120
Cell Therapy                        2000            $202,842              --

Robert E. Farrell, J.D. .........   2002            $216,254              --      $59,766(1)
Executive Vice President and        2001            $207,773         $19,865
Chief Financial Officer             2000            $195,211              --

Frank H. Valone (2) .............   2002            $216,827              --
Executive Vice President Clinical
Development and Regulatory
Affairs

------------

(1) The amount disclosed for Mr. Farrell represents an accrued vacation payment made in 2002.

(2)  Dr. Valone joined Titan in March 2002.

                        Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted to these individuals during such year.

                                                 Individual Grant
                             ---------------------------------------------------------
                              Number of    % of Total                                     Potential Realizable
                             Securities      Options                                        Value at Assumed
                             Underlying    Granted to    Exercise or                         Annual Rate of
                               Options    Employees in    Base Price                    Stock Price Appreciation
            Name               Granted     Fiscal Year    ($/Sh) (1)   Expiration Date      For Option Terms
            ----             ----------   ------------   -----------   ---------------  ------------------------
                                                                                             5%          10%
                                                                                        ---------    -----------
Louis R. Bucalo ...........    150,000       7.56%          $8.77         01/16/2012     $541,440    $1,641,366
Louis R. Bucalo ...........     20,000       1.01%          $1.71         08/16/2012     $ 25,743    $   61,250
Sunil Bhonsle .............     90,000       4.54%          $8.77         01/16/2012     $324,864    $  984,820
Richard C. Allen ..........     85,000       4.29%          $8.77         01/16/2012     $306,816    $  930,108
Robert E. Farrell .........     60,258       3.04%          $3.77         06/04/2012     $141,886    $  360,492
Robert E. Farrell .........     68,294       3.44%          $1.71         08/16/2012     $ 87,906    $  209,149
Frank H. Valone ...........    180,000       9.07%          $6.90         03/18/2012     $869,047    $2,119,490

------------

(1) The exercise price may be paid in cash, in shares of common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 2002 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                             Number of Securities
                                                            Underlying Unexercised      Value of Unexercised In-the-
                                Shares                         Options at FY-End          Money Options at FY-End (1)
                               Acquired        Value      ---------------------------   -----------------------------
            Name             on Exercise   Realized ($)   Exercisable   Unexercisable     Exercisable   Unexercisable
            ----             -----------   ------------   -----------   -------------   --------------- -------------
Louis R. Bucalo ...........      --            --           1,417,256      145,918        $105,841.05       $0.00
Sunil Bhonsle .............      --            --             569,905       68,000        $      0.00       $0.00
Richard C. Allen ..........      --            --             472,142       62,542        $ 39,215.43       $0.00
Robert E. Farrell .........      --            --             233,302       13,750        $      0.00       $0.00
Frank H. Valone ...........      --            --                  --      180,000        $      0.00       $0.00

------------

(1) Based on the fair market value of our common stock at year-end, $1.43 per share, less the exercise price payable for such shares.

              Employment Contracts, Termination of Employment and
                         Change-in-Control Arrangements

     We are a party to an employment agreement with Dr. Bucalo expiring in February 2006 which provides for a base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 25% at the discretion of the Board of Directors. In the event of the termination of the agreement with Dr. Bucalo, other than for reasons specified therein, Titan is obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or 18 months.

     Employment agreements with each of Dr. Allen, Mr. Bhonsle and Mr. Farrell provide for a base annual salary of $185,000 subject to automatic annual increases based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. An employment agreement with Dr. Valone provides for a base annual salary of $275,000 subject to automatic annual increases based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event the employee's employment is terminated other than for good cause (as defined), Titan is obligated to make severance payments equal to the base annual salary for six months. All of the agreements contain confidentiality provisions.

                      Equity Compensation Plan Information

     The following table sets forth aggregate information regarding Titan's equity compensation plans in effect as of December 31, 2002:

                                          Number of securities      Weighted-average       Number of securities
                                            to be issued upon      exercise price of      remaining available for
                                               exercise of            outstanding          future issuance under
                                           outstanding options          options          equity compensation plans
             Plan category                         (a)                    (b)                       (c)
             -------------                --------------------     -----------------     -------------------------
Equity compensation plans approved
 by security holders .................          3,816,786                $11.56                  1,783,291
Equity compensation plans not approved
 by security holders (1)(2) ..........          2,373,233                $ 7.64                    189,767
                                                ---------                ------                  ---------
Total ................................          6,190,019                $10.05                  1,973,058
                                                =========                ======                  =========

------------

(1) In August 2002, we amended our 2001 Employee Non-Qualified Stock Option Plan. Pursuant to this amendment, a total of 1,750,000 shares of common stock were reserved and authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan.

(2) In November 1999 and in connection with the warrant call, we granted 813,000 non-qualified stock options outside of our stock option plans to our executive officers, at an exercise price of $12.69, vesting equally over 36 months from the date of grant.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers. The Compensation Committee's informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer) considers a number of factors, which may include:

     o providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development and in the Company's geographic area;

     o integrating the compensation of the executive officers of the Company with the achievement of performance goals;

     o    rewarding above average corporate performance; and

     o recognizing and providing incentive for individual initiative and achievement.

     The executive officers receive base salaries pursuant to the terms of their employment agreements with the Company. See "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements." During fiscal 2002, the annual option grants to the Company's executive officers reflected the Company's recognition of the milestones the executive officers assisted the Company in achieving during the year.

     The Compensation Committee also endorses the position that equity ownership by the executive officers of the Company is beneficial in aligning their interests with those of our stockholders, especially in the enhancement of stockholder value by providing the executive officers with longer-term incentives. Bonus awards are determined based on a range of measures and internal targets set before the start of each fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation.

     The Compensation Committee has implemented its policy on longer-term compensation to executive officers, including the chief executive officer, generally by granting to an executive officer upon joining the Company stock options with vesting over a period of 48 months commencing from the date of grant but requiring at least 12 months of employment for any option to vest. During fiscal 1997, the Compensation Committee made a determination to implement an annual option grant program to executive officers to be based upon the findings in the Radford Associates-Biotechnology Compensation Survey, 1997. During fiscal 1998, the first annual option grants based on the results of such survey were made.

Hubert E. Huckel, M.D.
Eurelio M. Cavalier
Konrad M. Weis, Ph.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 2002, the members of our Compensation Committee of the Board of Directors were Dr. Ernst-Gunter Afting, Mr. Eurelio M. Cavalier, Dr. Hubert E. Huckel and Dr. Konrad M. Weis. Mr. Eurelio M. Cavalier replaced Dr. Afting effective September 5, 2002. No member of our Compensation Committee was, or has been, an officer or employee of Titan or any of our subsidiaries.

     No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 2001, Titan made a loan to Mr. Robert E. Farrell, Executive Vice President and Chief Financial Officer to finance certain federal and state income tax liabilities incurred by Mr. Farrell in connection with his exercise of stock options. The loan, in the approximate amount of $373,000, was due and payable on August 7, 2002 and as of December 31, 2002, that amount has been paid in full.

                      STOCK PRICE PERFORMANCE PRESENTATION

     The following chart compares the cumulative total stockholder return on the Company's Shares with the cumulative total stockholder return of (i) the Amex Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG TITAN PHARMACEUTICALS, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

[Graphic Representation of Line Chart]






------------

* Assumes $100 invested on December 31, 1997 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                                 PROPOSAL NO. 2

                        SELECTION OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Ernst & Young LLP was the independent auditor for Titan for its fiscal year ended December 31, 2002.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

     If the selection of Ernst & Young LLP is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

     Fees billed to the Company by Ernst & Young LLP during the fiscal years ended December 31, 2002 and 2001 were:

                                      2002        2001
                                    -------     -------
   Audit Fees ..................    140,381     113,006
   Audit-Related Fees ..........     95,783      12,700
   Tax Fees ....................     76,740      65,486
   All Other Fees ..............         --          --
                                    -------     -------
     Total .....................    312,904     191,192
                                    =======     =======

     Audit Fees -- This category includes fees billed by the Company's independent auditors for the audit of Titan's annual financial statements, review of financial statements included in Titan's quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

     Audit-Related Fees -- This category consists of services by the Company's independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of Titan's financial statements and are not reported above under Audit Fees.

     Tax Fees -- This category consists of professional services rendered for tax compliance and preparation of Titan's corporate tax returns and other tax advice.

     All Other Fees -- During the years ended December 31, 2002 and 2001, Ernst & Young LLP did not incur any fees for other professional services.

     The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and concluded that these services are compatible with maintaining its independence. The Audit Committee approved the provision of such non-audit services by Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS TITAN'S INDEPENDENT AUDITORS FOR 2003.

                                    GENERAL

     Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     Titan will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or telegraph. We do not expect to pay any compensation for the solicitation of proxies.

     Titan will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2002 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Sunil Bhonsle, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

                              STOCKHOLDER PROPOSALS

     The Annual Meeting of Stockholders for the fiscal year ending December 31, 2003 is expected to be held in August 2004. All proposals intended to be presented at our next Annual Meeting of Stockholders must be received at our executive office no later than March 19, 2004, for inclusion in the Proxy Statement and form of proxy related to that meeting.


                                        By Order of the Board of Directors,


                                        /s/ Louis R. Bucalo, M.D.
                                        ---------------------------------------
                                        Louis R. Bucalo, M.D.
                                        Chairman, President and Chief Executive
                                        Officer

Dated: July 14, 2003

--------------------------------------------------------------------------------
                                     PROXY
                          TITAN PHARMACEUTICALS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Dr. Louis R. Bucalo, Chairman, President and Chief Executive Officer of the Company or Mr. Sunil Bhonsle, Executive Vice President and Chief Operating Officer of the Company, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on August 14, 2003 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1. Election of Directors

   FOR all nominees listed below  | |         WITHHOLDING AUTHORITY to | |
   (except as marked to the contrary below)   vote for all nominees listed below

Louis R. Bucalo, M.D., Ernst-Gunter Afting, M.D., Ph.D., Victor J. Bauer, Ph.D., Eurelio M. Cavalier, Michael K. Hsu, Hubert E. Huckel, M.D., M. David MacFarlane, Ph.D., Ley S. Smith and Konrad M. Weis, Ph.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)
--------------------------------------------------------------------------------
2. Approval of the appointment of Ernst & Young LLP as independent auditors.

             | | FOR      | |  AGAINST   | |   ABSTAIN
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees and FOR the approval of the appointment of Ernst & Young LLP as the independent auditors of the Company.

     If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.


                                        DATED: ___________________________, 2003


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly

                                        (Please date, sign as name appears at
                                        the left, and return promptly. If the
                                        shares are registered in the names of
                                        two or more persons, each person should
                                        sign. When signing as Corporate Officer, Partner, Executor, Administrator,
                                        Trustee or Guardian, please give full
                                        title. Please note any changes in your
                                        address alongside the address as it
                                        appears in the proxy.)

--------------------------------------------------------------------------------